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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus and to the incorporation by reference therein of our report dated July 26, 1999, with respect to the consolidated financial statements and schedule of ACT Networks, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Woodland Hills, California
May 24, 2000